Exhibit 5.1

50 West Liberty Street, Suite 1000, Reno, Nevada 89501-1950 Telephone: 775.323.1980	3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89169 Telephone: 702.387.6073

January 25, 2023

Ideanomics, Inc.

1441 Broadway, Suite 5116

New York, New York 10018

Re:	Ideanomics, Inc./Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special Nevada counsel to Ideanomics, Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company of 63,200,000 shares (the “Shares”) of its common stock, $0.001 par value (the “Common Stock”), that may be issued pursuant to the Company’s Amended and Restated 2010 Equity Incentive Plan, as last amended on September 27, 2022 (the “Plan”). The Shares are to be registered on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (“Securities Act”), as filed with the Securities and Exchange Commission (“Commission”).

For purposes of these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a) the Registration Statement;

(b) the Articles of Incorporation of the Company filed with the Nevada Secretary of State on October 19, 2004 (“Original Articles”), as amended by (i) Articles of Merger Pursuant to NRS 92A.200 filed with the Nevada Secretary of State on December 15, 2004 (“Articles of Merger”), (ii) Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations filed with the Nevada Secretary of State on January 27, 2005 (“First Amendment”), (iii) Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations filed with the Nevada Secretary of State on May 7, 2007 (“Second Amendment”), (iv) Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations filed with the Nevada Secretary of State on July 8, 2010 (“Third Amendment”), (v) Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations filed with the Nevada Secretary of State on February 23, 2011 (“Fourth Amendment”), (vi) Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations filed with the Nevada Secretary of State on February 9, 2012 (“Fifth Amendment”), (vii) Certificate of Amendment to Articles of Incorporation for Nevada Profit Corporations filed with the Nevada Secretary of State on November 2, 2016 (“Sixth Amendment”); (viii) Certificate of Amendment to Articles of Incorporation for Nevada Profit Corporations filed with the Nevada Secretary of State on July 12, 2017 (“Seventh Amendment”); and (ix) Certificate of Amendment to Articles of Incorporation for Nevada Profit Corporations filed with the Nevada Secretary of State on October 17, 2018 (“Eighth Amendment”) and collectively with the Original Articles, the Articles of Merger, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, and the Seventh Amendment, the “Articles of Incorporation”);

January 25, 2023

(c) the Second Amended and Restated Bylaws of the Company, adopted on January 31, 2014, as amended on March 26, 2015, on November 20, 2015, and on November 10, 2021;

(d) the Plan;

(e) forms of Stock Option Agreement and Notice of Restricted Shares Grant for the grant of awards under the Plan;

(f) certain resolutions of the Compensation Committee and the Board of Directors of the Company relating to the amendment of the Plan and such other matters as relevant;

(g) the Company’s Schedule 14A Information Statement as filed with the Commission on October 21, 2022, describing the Plan and requesting approval of the Plan by the stockholders of the Company; and

(g) the Company’s Form 8-K as filed with the Commission on November 28, 2022, describing the approval of the Plan by the stockholders of the Company.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, or photostatic copies. We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents. In our examination of documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and, other than with respect to the Company, the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties.

January 25, 2023

In rendering the opinions set forth below, we have also assumed that:

(a) at or prior to the time of issuance and delivery, the Shares will be registered by the transfer agent and registrar of such Shares;

(b) the Company will keep reserved a sufficient number of shares of its Common Stock to satisfy its obligations for issuances of the Shares under the Plan;

(c) upon issuance of any of the Shares, the total number of shares of the Company’s Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Articles of Incorporation; and

(d) each stock grant, stock option, or other security exercisable or exchangeable for a Share under the Plan has been, or will be, duly authorized, validly granted, and duly exercised or exchanged in accordance with the terms of the Plan, at the time of any grant of a Share or exercise of such stock option or other security under the Plan.

The opinions set forth below are also subject to the further qualification that the enforcement of any agreements or instruments referenced herein and to which the Company is a party may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Based on such examination, we are of the opinion that:

(a) the Shares that have been or may be issued under the Plan are duly authorized shares of the Company’s Common Stock; and

(b) if, as, and when issued against receipt of the consideration therefor in accordance with the provisions of the Plan and in accordance with the Registration Statement, the Shares will be validly issued, fully paid, and nonassessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (other than securities laws as to which we express no opinion). We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale of the Shares.

January 25, 2023

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sherman & Howard L.L.C.

SHERMAN & HOWARD L.L.C.